Ex99.28(p)(3)

CRESCAT PORTFOLIO MANAGEMENT LLC
Code of Ethics

1 October 2016

Table of Contents

Statement of General Policy	3
Access Persons	5
Standards of Business Conduct	6
ProtectingtheConfidentialityofClientInformation	7
Privacy Policy	9
Social Media	10
ProhibitionagainstInsiderTrading	11
Preclearance	13
PersonalSecuritiesTransactions	14
Procedures	14
Personal Securities Trading Limitations	18
Service as an Officer or Director	19
GiftsandEntertainment	20
Political Contributions and Pay-to-Play	22
Rumor Mongering	25
Whistle Blower Policy	27
Records	29
Acknowledgement	30
Definitions	31
Exhibits	35
Acknowledgement of Receipt	36
Acknowledgement of Receipt	37
Temporary Access Persons	37
List of Access Persons	38
Initial Holdings of Access Persons	39
Quarterly Securities Transactions Report	40
Annual Asset Certification of Covered Persons	41
Preclearance Form	42
Access Person/Related Securities Transactions	42
Request for Duplicate Account Confirmations and Statements	44
Gift Log	45
Political Contribution Pre-Approval Form	46

Statement of General Policy

This Code of Ethics ("Code") has been adopted by Crescat Portfolio Management LLC (“CPM”) and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").

This Code establishes rules of conduct for all employees of CPM and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that CPM and its employees owe a fiduciary duty to our to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving our own personal interests ahead of clients, (ii) taking inappropriate advantage of our position with CPM and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by CPM continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of CPM continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both CPM and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct.

Compliance with this section involves more than acting with honesty and good faith alone. It means that the CPM has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

CPM and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	the duty to have a reasonable, independent basis for the investment advice provided;
•	the duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
•	the duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
•	a duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, CPM expects every employee to demonstrate the highest standards of ethical conduct for continued employment with CPM. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with CPM. CPM's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment with CPM.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of CPM in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO, who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients shall not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining CPM’s reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that supervised persons advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. To the extent permissible by law and applicable regulations, CPM shall endeavor to maintain such information on a confidential basis.

The CCO shall conduct periodic testing to document compliance with this Code.

Access Persons

For purposes of complying with CPM's Code of Ethics, all supervised persons of the Firm are regarded as access persons and are therefore subject to all applicable personal securities trading procedures and reporting obligations as set forth in this Code. CPM views all employees as supervised persons and access persons. The company may also include in this category temporary workers, interns, independent contractors or anyone else designated by the CCO if their duties include access to the type of information that would necessitate their inclusion in the Code. The CCO will make the final determination as to whether temporary employees are considered supervised and/or access persons.

See Exhibit C for a list of CPM Access Persons.

Standards of Business Conduct

CPM places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our Firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all CPM's supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for CPM or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Responsibility of Persons Who are CFA Charter Holders

Supervised Persons who are members of CFA Institute, including Chartered Financial Analyst (CFA) charter holders and candidates for the CFA designation, are hereby reminded that they are required to abide by the CFA Institute Code of Ethics and Standards of Professional Conduct, which in some instances may impose an even higher standard than the Code herein.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of CPM, the Firm gains access to nonpublic information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by CPM to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to CPM's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding CPM's clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and the client's direction. CPM does not share Confidential Client Information with any third parties, except in the following circumstances:

•
As necessary to provide services that the client requested or authorized, or to maintain and service the client's account. CPM shall require that any financial intermediary, agent or other service provider utilized by CPM (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by CPM only for the performance of the specific service requested by CPM;

•
As required by regulatory authorities or law enforcement officials who have jurisdiction over CPM or as otherwise required by any applicable law. In the event CPM is compelled to disclose Confidential Client Information, the Firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, CPM shall disclose only such information, and only in such detail, as is legally required; and

•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with CPM, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the CPM's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with CPM, must return all such documents to CPM.

Any supervised person who violates the non-disclosure policy described above shall be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

CPM enforces the following policies and procedures to protect the security of Confidential Client Information:

•	CPM restricts access to Confidential Client Information to those supervised persons who need to know such information to provide CPM's services to clients;
•
Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

•	All electronic or computer files containing any Confidential Client Information shall be firewall protected from access by unauthorized persons.

Privacy Policy

As a registered investment adviser, CPM and all supervised persons must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation S-P CPM has adopted policies and procedures to safeguard the information of natural person clients.

Furthermore and pursuant to the SEC's adoption of Regulation S-ID: Identity Theft Red Flag Rules, all 'financial institutions' and 'creditors' (as those terms are defined under the Fair Credit Reporting Act (FCRA)) must develop and implement a written identity theft prevention program designed to detect, prevent, and mitigate identity theft in connection with certain existing accounts or the opening of new accounts ("covered accounts"). CPM has conducted an initial assessment of its obligations under Regulation S-ID and to the extent such rules are applicable, has incorporated appropriate policies and procedures in compliance with the Red Flags regulations.

Enforcement and Review of Confidentiality and Privacy Policies

The CCO is responsible for reviewing, maintaining and enforcing CPM's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies.

Social Media

Social media and methods of publishing opinions or commentary electronically are dynamic methods of mass communication. "Social media" is an umbrella term that encompasses various activities that integrate technology, social interaction and content creation. Social media may use many technologies, including, but not limited to, blogs, microblogs, wikis, photos and video sharing, podcasts, social networking, and virtual worlds. The terms "social media," "social media sites," "sites," and "social networking sites" are used interchangeably herein.

The proliferation of such electronic means of communication presents new and ever changing regulatory risks for our Firm. As a registered investment adviser, use of social media by CPM and its related persons must comply with applicable provisions of the federal securities laws, including, but not limited to the anti- fraud, compliance and record keeping provisions.

For example, business or client related posts made through social media may breach applicable privacy laws or be considered advertising under applicable regulations triggering content restrictions and special disclosure and record keeping requirements. Employees should be aware that the use of social media for personal purposes may have implications for CPM. Accordingly, CPM seeks to adopt reasonable policies and procedures to safeguard CPM and our clients.

General Policy

Employees are required to obtain approval prior to establishing a social networking account or participating on a pre-existing social media site for business purposes. Employees may not create or maintain any individual blogs or network pages on behalf of the Firm unless approved in advance.

Employee Usage Guidelines, Content Standards and Monitoring

Unless otherwise prohibited by federal or state laws, CPM will request or require employees provide CPM with access to such approved social networking accounts. Static content that has already been published may be reposted on social networking sites with the approval of the Director of Marketing.

CPM Employees should not:

•	Post any misleading statements or information about our clients.
•	Solicit comments or postings that could be construed as testimonials.
•	Solicit client recommendations on LinkedIn or publicly post a client's recommendation to their LinkedIn profile.
•	Link from a personal blog or social networking site to CPM’s external website.

Prohibition against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others exposes supervised persons and CPM to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and CPM may be sued by investors seeking to recover damages for insider trading violations.

IA Act Section 204A requires all IAs to establish, maintain, and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the 1934 Act. The rules contained in this Code apply to securities trading and information handling by supervised persons of CPM and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by CPM), while in the possession of material, nonpublic information. In addition, no employee may communicate material, nonpublic information to others in violation of the law.

What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CIO or CCO.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to CPM securities recommendations and client securities holdings and transactions.

What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by CPM ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to The CIO (“CIO”) and the CCO.
•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by CPM.
•
Do not communicate the information inside or outside the Firm, other than to the CIO. After the CIO has reviewed the issue, the Firm shall determine whether the information is material and nonpublic and, if so, what action the Firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and CPM.

Preclearance

CPM has instituted a policy whereby supervised persons are prohibited from purchasing any reportable securities for a covered account unless preclearance for each such transaction is granted by the CCO. A supervised person is permitted, without obtaining preclearance, to purchase or sell any exempt (non- reportable) security.

A supervised person may, directly or indirectly, dispose of beneficial ownership of such reportable securities only if such purchase or sale has been approved and the transaction completed within the Firm's permissible trade window of 2 days. If, however, the trade is not executed within the trade window, the approval lapses and the request for the proposed transaction must be resubmitted.

Clearance for such transactions must be obtained by completing and signing the Preclearance Form provided for that purpose by The CCO. The CCO or her designee monitors all transactions by all supervised persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running.

Advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

See Exhibit G for CPM’s Preclearance Form.

Personal Securities Transactions

General Policy

CPM has adopted the following principles governing personal investment activities by CPM's supervised persons:

•	the interests of client accounts shall at all times be placed first;
•
all personal securities transactions shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•	supervised persons must not take inappropriate advantage of their positions.

The Code of Ethics rule mandates pre-approval of the following types of investments:

Preclearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering (IPO) for his or her account, as defined herein without the prior written approval of the CIO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

Preclearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of The CIO and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

Procedures

Initial Holdings Report

The following procedures are designed to assist CPM in detecting and preventing abusive sales practices such as “scalping” or “front running”:

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

•
the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the individual becomes a supervised person;

•
the account name and the name of any broker, dealer or bank, with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

•	the date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

A supervised person may include a copy of a securities account statement listing their holdings, if the statement provides all information required by Rule 17j-1 and the Code of Ethics and by confirming in writing the accuracy of the statement.

Annual Holdings Report

Every supervised person shall, January 31, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

o
the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security;

o	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); the price of the reportable security at which the transaction was effected;
o	the name of the broker, dealer or bank with or through whom the transaction was effected; and the date the report is submitted by the supervised person.

If, however, the supervised person has arranged for CPM to receive copies of brokerage statements for all covered accounts, then such brokerage reports will negate the need for the access person to separately complete quarterly transaction reports.

Exempt Transactions

A supervised person need not submit a report with respect to:

•	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
•	Transactions effected pursuant to an automatic investment plan such as a dividend retirement plan;
•
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that CPM holds in its records so long as the Firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter; and

•	Any transaction or holding report if CPM has only one supervised person, so long as the Firm maintains records of the information otherwise required to be reported.

Custodial Account Reporting

All access persons are required to notify the Compliance Department prior to or at the time of establishing a new custodial account or the closing of an existing custodial account, providing the following details:

•	Account Name
•	Name of Broker, Dealer or Bank
•	Date Established (or)
•	Date Closed

Monitoring and Review of Personal Securities Transactions

The CCO shall monitor and review all reports required under the Code for compliance with CPM’s policies regarding personal securities transactions and applicable SEC rules and regulations. The CCO may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed CPM.

The CCO intends to keep her personal assets invested in the Crescat strategies.

However, any potential transactions for any accounts of the CCO shall be reviewed and approved by the Chief Risk Officer or another designated supervised person. The CCO shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and shall inform such supervised persons of their reporting obligations.

Training

As appropriate, CPM will provide employees with periodic training regarding the Code of Ethics and related issues to remind employees of their obligations, and/or in response to amendments and regulatory changes.

General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the CCO or her designee. The CCO shall receive and review reports of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, heightened supervision, suspension or limitations of personal trading privileges, demotions, suspensions, a monetary fine, or dismissal.

These are guidelines only, allowing CPM to apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

See Exhibits D, E and F for Initial Holdings Reports, Quarterly Transactions Reports, and Annual Asset Certification.

See Exhibit H for Request for Duplicate Confirmations and Statements.

Personal Securities Trading Limitations

As previously stated, CPM’s fiduciary duty to clients and the obligation of all employees to uphold that fundamental duty, includes at all times to place the interests of clients first. As such, CPM expects all employees to work diligently in meeting client expectations and fulfilling their job responsibilities.

Although CPM’s policy does not impose strict limitations as to the number of transactions an access person is permitted to execute during a defined timeframe, the scope and volume of personal trading by access persons shall be periodically assessed. The Firm also recognizes that excessive trading may impede the ability of an individual to fulfill his or her primary obligation to our clients. In such circumstances CPM retains the discretionary authority to impose limitations on the personal trading activities of the access person. Furthermore and as part of CPM’s oversight and monitoring of personal trading by access persons, the Firm may impose heightened supervision and or trading restrictions on an access person if it believes that such actions are warranted.

Any questions concerning this policy should be directed to the CCO.

Limit Orders

Although CPM's policies generally permit access persons to place limit orders, all preclearance requests seeking preapproval for placement of a limit order shall be subject to manual review. CPM retains the authority to approve or deny such requests on a trade-by-trade basis.

Service as an Officer or Director

No supervised person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the CCO based upon a determination that any such board service or officer position would be consistent with the interest of CPM’s clients. Where board service or an officer position is approved, CPM shall implement a "Chinese Wall" or other appropriate procedure to isolate such person from making decisions relating to the company’s securities.

Gifts and Entertainment

Giving, receiving or soliciting gifts or entertainment in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. CPM has adopted the policies set forth below to guide supervised persons in this area.

General Policy

Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest. Therefore:

•	No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does, or seeks to do, business with or on behalf of CPM.

•
Supervised persons should not accept or provide any gifts, entertainment or favors that might influence the decisions you or the recipient must make in business transactions involving CPM, or that others might reasonably believe would influence those decisions.

•
Modest gifts, entertainment and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible; and

•	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts or entertainment of even nominal value, the law or rule must be followed.

Reporting Requirements

Any supervised person who accepts anything of value, directly or indirectly, from any person or entity that does business with or on behalf of CPM, including gifts, entertainment or gratuities with a value in excess of $250 must obtain consent from the CCO before accepting such gift or entertainment.

In addition, CPM's policy prohibits supervised persons from offering any gift to existing clients, prospective clients, or any person or entity that does business with or on behalf of CPM without obtaining pre-approval from the CCO.

These pre-approval and reporting requirements do not apply to bona fide dining or entertainment if the Crescat employee is accompanied by the client, prospect, or person that does business with CPM.

The CCO will maintain a log of gifts requested, received, and given for the purpose of monitoring the activities of Crescat employees. However, the reporting of a gift does not relieve anyone from the obligations and policies set forth in this section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the CCO.

See Exhibit I for CPM’s Gift Log.

Political Contributions and Pay-to-Play

Policy

It is Crescat's policy to allow its covered associates to make political contributions to elected officials, candidates and others, consistent with this policy and regulatory requirements. As a matter of policy, Crescat, the firm, will not make political contributions to elected officials or candidates.

Crescat recognizes that it is never appropriate to make or solicit political contributions, or provide gifts or entertainment for the purpose of improperly influencing the actions of public officials. Accordingly, our firm's policy is to restrict political contributions made to government officials and candidates of state and state political subdivisions who can influence or have the authority for hiring an investment adviser.

The firm also maintains appropriate records for all political contributions made by the firm and/or its covered associates.

Background

In July 2010, the SEC adopted the 'Pay-to-Play Rule' which imposes restrictions on political contributions made by investment advisers that seek to manage assets of state and local governments. The rule is intended to prevent undue influence through political contributions and places limits on the amounts of campaign contributions that the investment adviser and its covered associates can give to state and local officials or candidates that have the ability to award advisory contracts to the Firm.

The following summarizes CPM’s Political Contributions policies. Accordingly, the following terms apply to these policies:

"Contribution" is defined as is defined as any gift, subscription, loan, advance, or deposit of money, or anything of value made for (i) the purpose of influencing any election for federal, state, or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by a successful candidate for state or local office.

"Covered Associate" means (i) any general partner, managing member, executive officer of the Firm, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee ("PAC") controlled by the adviser or by any of its covered associates.

The rule contains three major prohibitions: (1) if the adviser or a covered associate makes a contribution to an official of a government entity who is in a position to influence the award of the government entity's business, the adviser is prohibited from receiving compensation for providing advisory services to that government entity for two years thereafter (otherwise known as a 'timeout" period); (2) an adviser and its “covered associates” are prohibited from engaging in a broad range of fundraising activities for Government Officials or political parties in the localities where the adviser is providing to or seeking business from a Government Client; and (3) limits the ability of an adviser and its covered associates to compensate a third party such as a placement agent to solicit advisory business or an investment from a government entity client unless the third party is a registered broker-dealer, registered municipal adviser or registered investment adviser.

Importantly, the Rule specifically includes a blanket prohibition that restricts the adviser and its covered associates from doing "anything indirectly which, if done directly" would violate the Rule. This reflects the SEC's concern about indirect payments and puts advisers on notice about the heightened regulatory focus that such practices will receive.

The Rule includes a de minimis exception applicable to the two-year timeout that allows an adviser's covered associate that is a natural person to contribute: (i) up to $350 to a candidate or an official per election (with primary and general elections counting separately) if the covered associate was entitled to vote for the candidate or official at the time of the contribution; and (ii) up to $150 to a candidate or an official per election (with primary and general elections counting separately) if the covered associate was not entitled to vote for the candidate or official at the time of the contribution.

Procedure

Prior to accepting a new advisory client that is a government entity, the CCO will conduct a review of political contributions made by covered associates to ensure that any such contribution did not exceed the rule's permissible de minimis amount. The Chief Compliance Officer will annually monitor and maintain records identifying all government entities to which Crescat provides advisory services, if any. In addition, the Compliance Officer will monitor and maintain records detailing political contributions made by the firm’s covered associates and will maintain appropriate records following the departure of a covered associate who made a political contribution triggering the two-year 'time out' period.

Preclearance Required by Covered Associates for Political Contributions

No covered associate shall make a political contribution without prior written approval of the CCO, who has been provided with full details of the proposed contribution. Such information will be reported utilizing CPM’s Political Contribution Pre-Approval Form; approval or denial of such request shall also be documented on this Form.

Note that while the Pay-to-Play rule permits de minimis contributions to be made without triggering a timeout period, CPM requires covered associates to obtain preclearance of such contributions to ensure that the Firm has complete and accurate records regarding political contributions made by its covered associates.

In addition, employees deemed to be covered associates are required to obtain approval from the CCO prior to agreeing to serve on the Host Committee for a political fundraiser. Such requests will be submitted utilizing the Political Contribution Pre-Approval Form.

Political Contributions to Candidates and Organizations Recommended by Clients.

Making a political contribution to a candidate recommended by a client, particularly if the candidate can be influential in seeing that CPM obtains or maintains its business with the client, can create a potential conflict of interest and may violate Pay-to-Play principles. CPM will not make any political contribution to candidates or organizations recommended by clients. Organizing individual employee contributions for purposes of contributing to a candidate recommended by a client is also prohibited.

Because violations of the Rule can potentially result in substantial legal and monetary sanctions for the Firm and/or its related persons, CPM’s practice is to restrict, monitor and require prior approval of any political contributions to government officials.

The CCO has determined that all employees are "covered associates” of the Firm, each such person shall be promptly informed of his or her status as a covered associate.

The CCO, or other designee, shall obtain appropriate information from new employees deemed to be covered associates regarding any political contributions made within the preceding two years (from the date s/he becomes a covered associate); such review may include an online search of the individual's contribution history as part of the Firm's general background check; and at least annually, the CCO, will require covered associates to confirm that such persons have reported any and all political contributions.

See Exhibit J for the Covered Associate Political Contribution Pre-Approval Form.

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer's share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and shall not be tolerated. Firms are required to take special care to ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the Firm may trade on inside information which was leaked in violation of the law.

General Policy

It is CPM’s policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No supervised person of shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from CPM should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the Firm's records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications.
Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a supervised person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the CCO or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst's view of a company's prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is: not published by widely circulated public media, or the source is not identified in writing, and there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the Firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only as set forth in these procedures, when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally

Legitimate business purposes for discussing rumors outside of the confines of the Firm include:

•	when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or
•	discussions among market participants seeking to explain market or trading conditions or one's views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally

Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

•	provides the origin of the information (where possible);
•	gives it no additional credibility or embellishment;
•	makes clear that the information is a rumor; and
•	makes clear that the information has not been verified.

Whistle Blower Policy

CPM is committed to the highest possible standards of ethical, moral, and legal business conduct. As a result and in order to protect these principles this policy has been adopted to:

•
Provide a confidential process for Access Persons to report, in good faith and on reasonable grounds and beliefs, certain potential violations, issues and/or concerns which may be reported under this Policy without concern of reprisal for such reports (referred to as “whistleblowing”)

•	Provide a process for matters reported under this policy to be properly investigated and for appropriate action to be taken to ensure that these are resolved in a timely manner
•	Minimize potential violations from continuing or occurring
•	The following matters must be reported pursuant to this policy:
•	Actual or potential violations relating to account, internal financial controls, accurate books and records or auditing matters.
•	Actual or potential violations of applicable laws, rules or regulations including securities laws, and
•	Actions materially inconsistent with any written policies and procedures of CPM that may otherwise amount to serious improper conduct or give rise to serious conflicts of interest
•
No Complainant who submits a report under this policy in good faith and upon reasonable belief that a complaint constituted a reportable matter will suffer retaliation, harassment or an adverse consequence relating to their employment or other relationship with the respective Crescat entity. For greater certainty, no Crescat entity may discharge, demote, suspend, threaten, harass, or in any manner discriminate against a Complainant for making a complaint under this policy in good faith. Participants who have been found to engage in retaliatory behavior against Complainants and Complainants who make a complaint not in good faith and not upon a reasonable belief that the complaint constitutes a reportable matter may be subject to disciplinary action up to and including termination.

•	Complainant may report a violation to Crescat’s legal counsel, Elizabeth Vonne, Davis Graham & Stubbs at 303-892-7362.

Annual Report for Fund Boards of Directors

On an annual basis, the CCO shall:

•
Prepare a written report describing any issues arising under the Code, including information about any material violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the CCO of any Funds advised by CPM, for review by the Funds’ Board of Trustees;

•	Certify to the Boards of Directors of Funds advised by CPM that CPM has adopted procedures reasonably necessary to prevent its employees from violating the Code of Ethics.
•
A copy of each annual report for Fund Boards of Directors must be maintained for at least five years after the end of the fiscal year in which the report is made, a minimum of the first two on CPM’s premises.

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of IPOs and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

Records

The CCO shall maintain in a readily accessible place the following records:

•	a copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
•	a record of any violation of CPM's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
•
a record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of CPM;

•	a copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
•	a list of all persons who are, or within the preceding five years have been, access persons; and
•
a record of any decision and reasons supporting such decision to approve an access persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Acknowledgement

Initial Acknowledgement

All supervised persons shall be provided with a copy of the Code and must initially acknowledge in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all accounts and holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must acknowledge to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Acknowledgement

All supervised persons must annually acknowledge in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and, if applicable, (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

See Exhibits A and B for CPM’s Code of Ethics Acknowledgements.

Definitions

For the purposes of this Code, the following definitions shall apply:

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"Access person" means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund the Firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic. Crescat considers all employees to be access persons.

"Account" or "covered account" means accounts of any supervised person of the Firm deemed to be an access person and includes accounts of such access person's immediate family (e.g., a spouse or domestic partner, the spouse's or domestic partner's children residing in the same household, or to whom the access person, spouse or domestic partner contributes substantial support), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the access person has a beneficial interest, exercises investment discretion, controls, or could reasonably be expected to be able to exercise influence or control.

"Advisers Act" means the Investment Advisers Act of 1940, as amended.

"Advisory persons" means employees and certain control persons (and their employees) who make; participate in, or obtain information regarding fund securities transactions or whose functions relate to the making of recommendations with respect to fund transactions.

"Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

"Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

"Blackout period" represents a time frame during which access persons are prohibited from trading in securities in which client transactions in the same security are being considered or traded.

"CCO" (CCO) refers to the CCO of CPM.

"Contribution" means any gift, subscription, loan, advance, or deposit of money or anything of value made for (i) the purpose of influencing any election for federal, state or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers). Note: A contribution by a limited partner or a limited partnership adviser, a non-managing member of a limited liability company adviser or a shareholder of a corporate adviser is not covered unless such person is also an executive officer or solicitor (or supervisor thereof), or the contribution is an indirect contribution by the adviser, executive officer, solicitor or supervisor.

"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

"Covered associate" means (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and person who supervises, directly or indirectly, such employee; and Z(iii) any political action committee ("PAC") controlled by the adviser or by any such persons described in clauses (i) or (ii). (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

"Covered investment pool" means (i) an investment company registered under the Investment Company Act of 1940 (e.g., mutual fund) that is an investment option of a plan or program of a government entity; or (ii) any company that is exempt from registering under the Investment Company Act because it either has less than 100 shareholders ("3(c)(1) funds"); (b) have only qualified purchasers ("3(c)(7) funds"); or (c) are collective investment funds maintained by a bank ("3(c)(11) funds"). (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers.)

"Front running" can occur when an individual purchases at a lower price or sells at a higher price before (i) execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (ii) issuance or change in an investment adviser's securities recommendation to purchase or sell a security while in possession of material nonpublic information.

"Government entity" means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) any pool of assets sponsored or established by any of the foregoing (including, but not limited to a defined benefit plan and a state general fund); (iii) any participant-directed investment program or plan sponsored or established by any of the foregoing; and (iv)officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

"Initial public offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Inside information" means non-public information (i.e., information that is not available to investors generally) that there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available.

"Insider" is broadly defined as it applies to CPM's Insider Trading policy and procedures. It includes everyone in the Firm. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, is given access to information solely for CPM's purposes. A temporary insider can include, among others, attorneys, accountants, consultants, and the employees of such organizations. Furthermore, CPM may become a temporary insider of a client it advises or for which it performs other services. If a client expects CPM to keep the disclosed non-public information confidential and the relationship implies such a duty, then CPM will be considered an insider.

"Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.

"Investment person" means a supervised person of CPM who, in connection with his or her regular functions or duties, makes recommendations regarding the purchase or sale of securities for client accounts (e.g., portfolio manager) or provides information or advice to portfolio managers, or who help execute and/or implement the portfolio manager's decision (e.g., securities analysts, traders, and portfolio assistants); and any natural person who controls CPM and who obtains information concerning recommendations made regarding the purchase or sale of securities for client accounts.

"Investment-related" means activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

"Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.

"Official" means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers) "Plan or program of a government entity" means any participant- directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a "qualified tuition plan" authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan. (See SEC Rule 206(4)-5; Political Contributions by Certain Investment Advisers)

"Private fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for Section 3(c)(1) or 3(c)(7) of that Act.

"Registered fund" means an investment company registered under the Investment Company Act.

"Reportable fund" means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser or sub-adviser, as defined in Section 2(a) (20) of the Investment Company Act, or principal underwriter.

"Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless CPM or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless CPM or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless CPM or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.

"Restricted list" typically represents a list of issuers about which an adviser has inside information, and results in prohibitions on effecting either client or personal trades in such securities.

"Supervised person" means any directors, officers and partners of CPM and any other person who provides advice on behalf of CPM and is subject to CPM supervision and control.

"Tipping" means communication of material nonpublic information to others.

"Watch list securities" typically represent a list of issuers currently being evaluated as potential investment opportunities. Advisers may restrict trading in such securities by one or more of the Firm's securities analysts or may more broadly apply the restriction to some or all access persons.

Exhibits

Exhibit A

Acknowledgement of Receipt

Each supervised person shall receive a copy of the Code of Ethics subsequent to his or her association with the firm and shall have ample opportunity to read and discuss any or all portions of the Code to his or her satisfaction.

When any significant changes are made, they will be brought to the attention of each consultant immediately.

The lower portion of this page shall be signed by each supervised person and shall be retained by the firm.

Initial Acknowledgement

I,                                                                               the undersigned, do hereby acknowledge receipt of a copy of the Code of Ethics for Crescat Portfolio Management LLC contained therein, have had an opportunity to read the Code and have discussed any and all portions to my satisfaction. I agree to abide by the policies and procedures of Crescat Portfolio Management LLC and by all applicable State and Federal securities laws and the Rules and Regulations of all applicable State and Federal authorities.

Dated this                       day of                                                         , 20        .

Signature

(This acknowledgment to be retained in the employee compliance file.)

Exhibit B

Acknowledgement of Receipt Temporary Access Persons

Each temporary access person shall receive a copy of the Code of Ethics and shall have ample opportunity to read and discuss any or all portions of the Code to his or her satisfaction.

When any significant changes are made, they will be brought to the attention of each temporary access person immediately.

The lower portion of this page shall be signed by each temporary access person and shall be retained by the firm.

Acknowledgement

I,                                                                               the undersigned, do hereby acknowledge receipt of a copy of the Code of Ethics for Crescat Portfolio Management LLC contained therein, have had an opportunity to read the Code and have discussed any and all portions to my satisfaction. I agree to abide by the policies and procedures of Crescat Portfolio Management LLC and by all applicable State and Federal securities laws and the Rules and Regulations of all applicable State and Federal authorities.

Dated this                       day of                                                         , 20        .

Temporary Access Person Signature

(This acknowledgment to be retained in the temporary access person’s file.)

Exhibit C

List of Access Persons

Kevin C. Smith
Linda Carleu Smith
Ben Nachtrieb
Nils Jenson
Otavio Costa
Kevin Ludolph
Brian McKelvey
Jim Peterson

Access Person List as of August 1, 2016 as amended

Exhibit D

Initial Holdings of Access Persons

As of

Instructions

You must list each Reportable Security in which you have Beneficial Ownership that you hold at the end of the date indicated above. Use additional sheets if necessary. All information must be current as of a date no more than 45 days prior to the date this certification is being submitted. For accounts that are wholly owned or jointly owned with a spouse, a brokerage statement may be submitted to satisfy the recordkeeping table below so long as the statement is current as of the end of the previous month. A signature is still required. Attach copies of recent brokerage statements reflecting these holdings and the brokerage account location including account number.

Name of Security	Number of Shares or Principal Amount	Registration on Security or Account	Nature of Interest	Name of Broker, Dealer or Bank

Certification: I hereby certify that:

The securities listed above or in the brokerage statements that I have provided to the Adviser reflect all the Reportable Securities in which I have Beneficial Ownership as of the date listed above.

Date:	Signature:

Name:

Exhibit E

Quarterly Securities Transactions Report

For The Calendar Quarter Ended

(Must be completed within 30 days of quarter end)

Instructions

Report all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write “none” if you have no transactions in Reportable Securities during the quarter.

If you submit copies of your monthly brokerage statements to the Compliance Officer or if your brokerage transactions are received electronically directly from the broker and they disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, while you still must sign and return this form, you need not fill in the details of security transactions below unless you have established a new account during the quarter.

Name of Security	Date of Transaction	Purchase/Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

New Accounts: Complete the following information if you have opened a new securities account during the quarter. Transactions in securities should be listed above.

Title of Account	Name and Mailing Address of Institution at which account was	Account Number

I certify that the information provided above is correct.

Date:	Signature:

Name:

Exhibit F

Annual Asset Certification of Covered Persons

For the Year Ended
(Must be completed within 30 days of yearend)

Report all holdings in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write “none” if you have no holdings in Reportable Securities at year end.

If you submit copies of your monthly brokerage statements to the Compliance Officer or if your brokerage holdings are received electronically directly from the broker, and they disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, while you still must sign and return this form, you need not fill in the details of security holdings below unless you have established a new account which you need to report.

You must also complete this form for any Reportable Securities not included in your account statements.

Name of	Number of Shares or Principal	Registration on Security or	Nature of	Name of Broker,

Certifications: I hereby certify that:
1.    I have reported all the Reportable Securities for which I have Beneficial Ownership at the end of the period.
2.    I have read the Code of Ethics and certify that I am in compliance with it.

Date:	Signature:

Name:

Exhibit G

Preclearance Form
Access Person/Related Securities Transactions

ACCOUNT INFORMATION:

Access Person:

Access Person’s Account:
(Account Name & Number)
or

Related Account:
(Account Name & Number)

Brokerage Firm or Bank:

TRANSACTION INFORMATION:

Date:

Security:

Number of Shares:

Type of Transaction:	[ ] BUY [ ] SELL

Other Information:

Type of Order:	[ ] MARKET [ ] LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.	Is there any current order for any advisory client(s) to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
YES  [  ]                    NO  [  ]

2.	Is the security being considered for purchase or sale for any advisory client?
YES  [  ]                    NO  [  ]

3.	Is the security owned by any advisory client(s)?	YES [ ] NO [ ]

4.	For portfolio managers, has the security been bought or sold for advisory client account(s) within the last days?
YES  [  ]                    NO  [  ]

5.	Do you have any material nonpublic information about the security or the company?
YES  [  ]                    NO  [  ]

6.	Is the security an IPO?	YES [ ] NO [ ]

7.	Is the security a Limited Offering?	YES [ ] NO [ ]

8.	Should this security be considered an investment opportunity for clients?
YES  [  ]                    NO  [  ]

9.	Has this security been purchased or sold by you or in an account related to you within 60 days?
YES  [  ]                    NO  [  ]

The above information is true and correct to the best of my knowledge. The above answers will be reviewed by the Chief Compliance Officer (or designated person). Approval given for any transaction will remain in effect for                 hours.

Signature

Name

Date

Your pre-clearance request has been:	[ ] Approved [ ] Denied

Signature

Name

Date

Exhibit H

Request for Duplicate Account Confirmations and Statements

Date:

To:

Address:

RE:

To Whom It May Concern:

                                                                      is a supervised person of Crescat Portfolio Management LLC, a registered investment adviser. As such, our firm is required to monitor the personal securities transactions of this individual and members of his immediate household.

Accordingly, we request that you provide us with duplicate copies of trade confirmations and statements for the account(s) listed below:

Account

ID

These records should be delivered to:

Crescat Portfolio Management LLC
1560 Broadway, Suite 2270
Denver, CO 80202
Attn: Chief Compliance Officer

Please be advised that we have notified the account holder of our intention to take this action. Should you have any questions or concerns, please contact me.

Very truly yours,

Linda C. Smith Chief Compliance Officer Crescat Portfolio Management LLC

Exhibit I

Gift Log

Covered associates are required to maintain a log of any and all gifts received or given. Representatives must follow the policies and procedures established in the CPM Code of Ethics.

Covered Associate:

COVERED ASSOCIATE

Date	Recipient Name	Business Affiliation & Title	Given (G) / Received (R)	Type of Gift	Value

Exhibit J

COVERED ASSOCIATE

Political Contribution Pre-Approval Form

Requested by:

Covered Associate:

Title:

Is the proposed contribution to be made directly by the Covered Associate:
YES [ ] NO [ ]

If No, who intends to make the proposed contribution (e.g., spouse, business affiliate, etc.)

Proposed Contribution Info:

Date:

Recipient:

Title (including any City/County/State or other Political subdivision)

Amount:

Have you made previous contributions to the proposed recipient?
YES [ ] NO [ ]

If so, please indicate the date and amount of such contribution(s):

If this is a campaign contribution, please complete the following:

Elected Official [ ] Candidate [ ]

Are you entitled to vote for the candidate?	YES [ ] NO [ ]

Please provide the following information to the best of your knowledge:

4.	Is the proposed recipient an official of a government entity to which our firm (or an affiliate of our firm) is currently providing advisory services?

YES  [  ]                    NO  [  ]                    Unknown  [  ]

5.	Is the proposed recipient an official of a government entity to which our firm (or an affiliate of our firm) is currently seeking to provide advisory services?

YES  [  ]                    NO  [  ]                    Unknown  [  ]

6.

7.	Is the proposed recipient a political party of a state or locality to which our firm (or an affiliate of our firm) is currently providing advisory services?

YES  [  ]                    NO  [  ]                    Unknown  [  ]

8.	Is the proposed recipient a political party of a state or locality to which our firm (or an affiliate of our firm) is currently seeking to provide advisory services?

YES  [  ]                    NO  [  ]                    Unknown  [  ]

The above information is true and correct to the best of my knowledge. The above answers will be reviewed by the Chief Compliance Officer (or designated person).

Signature

Name

Date

Your Political Contribution request has been:	[ ] Approved [ ] Denied

Signature

Name

Date

Notes: